POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint Paul M. Harmon, Kathy Smith Whitman and Kurt F. Bock, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson	December 20, 2006
Philip Nelson

/s/ Richard Guebert, Jr.	December 19, 2006
Richard Guebert, Jr.

/s/ Michael Kenyon	December 20, 2006
Michael Kenyon

/s/ Charles Cawley	December 20, 2006
Charles Cawley

/s/ Wayne Anderson	December 20, 2006
Wayne Anderson

/s/ James Schielein	December 20, 2006
James Schielein

/s/ Scott Halpin	December 20, 2006
Scott Halpin

/s/ William Olthoff	December 20, 2006
William Olthoff

/s/ Gerald Thompson	December 20, 2006
Gerald Thompson

/s/ Kent Schleich	December 20, 2006
Kent Schleich

/s/ Terry Pope	December 20, 2006
Terry Pope

/s/ Dale Hadden	December 20, 2006
Dale Hadden

/s/ Troy Uphoff	December 20, 2006
Troy Uphoff

/s/ Chris Hausman	December 20, 2006
Chris Hausman

/s/ Richard Ochs	December 20, 2006
Richard Ochs

/s/ Dale Wachtel	December 20, 2006
Dale Wachtel

/s/ Henry Kallal	December 20, 2006
Henry Kallal

/s/ Darryl Brinkmann	December 20, 2006
Darryl Brinkmann

/s/ J.C. Pool	December 19, 2006
J.C. Pool

/s/ Jim Anderson	December 19, 2006
Jim Anderson

Dated: December 20, 2006